UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2012

PROVIDENT FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31566	42-1547151
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

239 Washington Street, Jersey City, New Jersey	07302
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                     (732) 590-9200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           2012 Cash Incentive Compensation.  On January 26, 2012, the Company’s Board of Directors, on the recommendation of its Compensation Committee, approved an annual performance-based incentive program for the payment of incentive cash compensation to certain officers and employees of The Provident Bank, the Company’s wholly owned savings bank subsidiary, including senior executive officers.  Cash incentive payments will be based primarily on the Company’s 2012 financial performance compared with certain targets (the “Corporate Targets”).  Incentive payments based on the Company’s 2012 financial performance may be made if the Company meets or exceeds 95% of any of the Corporate Targets (“Threshold”).

For senior executive officers (including the Chairman, President and Chief Executive Officer and the Chief Financial Officer), 100% of the incentive payment that may be made will be based on the Company’s 2012 financial performance using the following Corporate Targets that relate to the Company’s business plan and strategic objectives: (i) earnings per share (weighted 25%); (ii) net income (weighted 25%); (iii) efficiency ratio (weighted 25%); and (iv) return on average assets (weighted 25%).

For other officers and employees eligible to participate, a portion of the incentive payment that may be made will be based on the Company’s 2012 performance using the same Corporate Targets.  A portion of the incentive payment will also be based on individual performance against personal goals and objectives, and may be paid whether or not Corporate Targets have been met.

Incentive payments will be a percentage of the employee’s base salary.  Using estimated 2012 base salary levels and the current number of employees that could participate (591 persons), the total cash incentive payments that may be made for 2012 would range from approximately $3.4 million at the Threshold level up to $11.8 million at the Maximum level.

A description of the 2012 cash incentive compensation program will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ended December 31, 2011.

Omnibus Incentive Compensation Plan Document.  On January 26, 2012, the Company’s Board of Directors approved an Omnibus Incentive Compensation Plan Document (the “Omnibus Incentive Plan”), the purpose of which is to supply terms and conditions for existing incentive compensation programs for which formal plan documents do not exist or where existing documentation may lack detail.  The Omnibus Incentive Plan does not create any new or additional compensation or benefit program, but provides a single source internal reference for administration of the Company’s incentive compensation programs.  In addition the Omnibus Incentive Plan will serve as a core governance document establishing lines of authority, a foundation for relevant internal controls and procedures, risk mitigation and accountability features, and various procedural provisions.

The Omnibus Incentive Plan will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ended December 31, 2011.

Item 9.01.                      Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Shell company transactions: Not applicable.

(d)	Exhibits. None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT FINANCIAL SERVICES, INC.
DATE: February 1, 2012	By:	/s/ Christopher Martin
Christopher Martin
Chairman, President and
Chief Executive Officer